                                                                 Exhibit (e)(17)


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY



                                                  )
IN RE:  PEOPLESOFT, INC. SHAREHOLDER LITIGATION   )  Consolidated
                                                  )  Civil Action No. 20365-NC
                                                  )



                               SECOND AMENDMENT TO
                           MEMORANDUM OF UNDERSTANDING

          This Second Amendment to the Memorandum of Understanding, dated May 25, 2004 (the "MOU") is entered into as of the date indicated below among the parties to the above-captioned action, by their respective undersigned attorneys.

          WHEREAS, the parties agree that paragraph 5 of the MOU should be amended to extend the Termination Date;

          WHEREAS, the parties amended paragraph 5 of the MOU on June 8, 2004 to extend the Termination Date to June 15, 2004; and

          WHEREAS, the parties desire to further extend the Termination Date;

          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto, that paragraph 5 of the MOU and any preceding amendment shall be replaced in their entirety so that such paragraph now provides as follows:

               5. Termination. Unless extended by agreement of the parties, this MOU and all rights and obligations under this MOU shall automatically terminate and be of no further force or effect on the earlier of: (i) the execution of the Stipulation contemplated herein or (ii) June 17, 2004 (the "Termination Date").

                                     PRICKETT, JONES & ELLIOTT, P.A.

                                     By: /s/ Bruce E. Jameson
                                         ------------------------------------
                                         Michael Hanrahan (#941)
                                         Bruce E. Jameson (#2931)
                                         1310 N. King Street
                                         P.O. Box 1328
                                         Wilmington, DE 19899-1328
                                         (302) 888-6500
                                     LEAD COUNSEL FOR PLAINTIFFS

                                     POTTER ANDERSON & CORROON LLP

                                     By: /s/ Matthew E. Fischer
                                         --------------------------------------
                                         Donald J. Wolfe, Jr. (#285)
                                         Matthew E. Fischer (#3092)
                                         1313 North Market Street
                                         Hercules Plaza, 6th Floor
                                         P. O. Box 951
                                         Wilmington, Delaware  19899
                                         (302) 984-6000
                                     COUNSEL FOR DEFENDANTS
Dated:  June 15, 2004